                                                                     Exhibit 5.1

                                 BRYAN CAVE LLP

                           2020 MAIN STREET, SUITE 600
  ST. LOUIS, MISSOURI                                      RIYADH, SAUDI ARABIA
    WASHINGTON, D.C.         IRVINE, CALIFORNIA 92614      KUWAIT CITY, KUWAIT
   NEW YORK, NEW YORK                                     ABU DHABI, UNITED ARAB
 KANSAS CITY, MISSOURI            (949) 223-7000                 EMIRATES
 OVERLAND PARK, KANSAS                                    DUBAI, UNITED ARAB
    PHOENIX, ARIZONA          FACSIMILE (949) 223-7100           EMIRATES
SANTA MONICA, CALIFORNIA                                         HONG KONG
                                                             SHANGHAI, PEOPLE'S
                                                             REPUBLIC OF CHINA

                                                             IN ASSOCIATION WITH
                                                                 BRYAN CAVE,
                                                               A MULTINATIONAL
                                                                 PARTNERSHIP
                                                               LONDON, ENGLAND


                                November 29, 2001

Cetalon Corporation
1801 Century Park East, Suite 1830
Los Angeles, California 90067

Re: Cetalon Corporation -- Registration Statement on Form S-8 for issuance of up to 1,550,000 shares of common stock

Gentlemen:

      We have acted as special counsel to Cetalon Corporation, a Nevada corporation (the "Company"), in connection with the registration for issuance of up to 1,550,000 shares of the Company's common stock, $.0001 par value per share (the "Shares"), as described in the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Shares may hereafter be issued pursuant to the Cetalon Corporation 2001 Equity Incentive Plan (the "Plan").

      In rendering the opinions expressed herein, we have examined (i) the Company's Articles of Incorporation and the amendment thereto, (ii) the Company's Bylaws, (iii) the applicable minutes of meetings or consents in lieu of meetings of the Company's board of directors (the "Board"), and (iv) such other corporate records and documents, certificates of corporate and public officials and status as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents, and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified, or photostatic copies thereof, the authenticity of the originals of such photostatic, certified, or conformed copies, and compliance both in the past and in the future with the terms of the Plan by the Company and its employees, officers, the Board, and any committees appointed to administer the Plan.

      Based upon such examination and in reliance thereon, we are of the opinion that upon the issuance of Shares in accordance with the terms and conditions of the Plan, including receipt prior to issuance by the Company of the full consideration for the Shares, the Shares will be validly issued, fully paid, and nonassessable shares of Common Stock. This opinion is not rendered with respect to any laws other than the laws of the State of California, the corporate law of the State of Nevada, and the Federal law of the United States.

      We consent to the filing of this opinion with the Commission as Exhibit
5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the
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                                BRYAN CAVE LLP

Cetalon Corporation
November 30, 2001
Page 2


category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.

      This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events, or developments that hereafter may be brought to our attention and that may alter, affect, or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares. We bring to your attention that our legal opinions are an expression of professional judgment and are not a guarantee of a result.

                                    Very truly yours,

                                    /S/ Bryan Cave LLP

                                    BRYAN CAVE LLP